Your **Vote** Counts!

CATHETER PRECISION, INC.

2024 Annual Meeting

Vote by July 02, 2024

11:59 PM ET

GENERAL BROKER

Hextone, Inc.
P.O. Box 9142
Farmingdale, NY 11735

1 OF 2
322,224
148,294

Ricky Campana
P.O. Box 123456
Suite 500
51 Mercedes Way
Edgewood, NY 11717

30#

FLASHID-JOB#



You invested in CATHETER PRECISION, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on July 03, 2024.**

Get informed before you vote

View the Notice & Proxy Statement, Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 19, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control # XXXX XXXX XXXX XXXX

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

July 03, 2024
9:00 AM PST

Annual Meeting to be held virtually
To attend, you must register as a Beneficial Holder at the below URL:
www.viewproxy.com/VTAK/2024

*If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.ProxyVote.com or request a paper copy of the materials, which will contain the appropriate instructions. Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

Control # XXXX XXXX XXXX XXXX

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

CATHETER PRECISION, INC.
2024 Annual Meeting
Vote by July 02, 2024
11:59 PM ET

Voting Items		Board Recommends
1.	Election of Directors **Nominees:**	
1A	James Caruso	For
1B	Andrew Arno	For
2	To approve an amendment to our amended and restated certificate of incorporation, as amended, to decrease our authorized common stock.	For
3	To approve an amendment to our amended and restated certificate of incorporation, as amended, to effect a reverse stock split.	For
4	To add two million shares to our 2023 Equity Incentive Plan.	For
5	Nonbinding vote to approve executive compensation.	For
6	Nonbinding vote regarding the frequency of voting on executive compensation.	3 Years
7	To ratify the appointment of WithumSmith+Brown, PC as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.	For

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Under New York Stock Exchange rules, brokers may vote "routine" matters at their discretion if your voting instructions are not communicated to us at least 10 days before the meeting. **We will nevertheless follow your instructions, even if the broker's discretionary vote has already been given, provided your instructions are received prior to the meeting date.**